Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common  Stock of Novelion Therapeutics Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 2nd day of December, 2016.

SARISSA CAPITAL MANAGEMENT LP
By:	/s/ Mark DiPaolo _______________________
Name: Mark DiPaolo
Title: General Counsel

SARISSA CAPITAL DOMESTIC FUND LP
By: Sarissa Capital Fund GP LP, its general partner
By:	/s/ Mark DiPaolo _______________________
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL OFFSHORE MASTER FUND LP
By: Sarissa Capital Offshore Fund GP LLC, its general partner
By:	/s/ Mark DiPaolo _______________________
Name: Mark DiPaolo
Title: Authorized Person

/s/Alexander J. Denner________________________
 Alexander J. Denner